Exhibit 10.16

SHOCKWAVE MEDICAL, INC.

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of the date of the last signature below to be effective on and after February 5, 2024 (the “Effective Date”), between Shockwave Medical, Inc., a Delaware corporation with its principal place of business at 5403 Betsy Ross Dr., Santa Clara, CA 95054 (the “Company”), and Daniel Puckett, an individual, with a business or other address set forth on the signature page hereto (“Consultant”). Consultant and Company are referred to herein from time to time individually as a “Party,” or collectively as the “Parties”).

The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1.Services and Compensation.

A.Services and Compensation. Consultant shall perform the services described in Exhibit A (the “Services”) for the Company (or its designee), and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services.

B. Prior Equity Grants. The Parties acknowledge that Consultant was previously an employee of Company and in such capacity was granted various equity awards under the Company’s equity incentive plans in respect of the common stock of the Company. The continued vesting of such equity awards will be considered a portion of the compensation payable for the Services in addition to the cash compensation described in, and as otherwise set forth in, Exhibit A.

C. Annual Performance Bonus. Consultant shall receive the annual performance bonus Consultant would have received for calendar 2023 had Consultant been an employee of the Company on the payment date of such performance bonus (the “Bonus”). The Bonus will be paid in accordance the Company’s normal timeframes for annual employee performance bonuses. No bonus amounts will be payable for periods during which Consultant was an employee of Company (or otherwise) on and after January 1, 2024.

2.Confidentiality.

A.Definition of Confidential Information. “Confidential Information” means any non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates, or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish: (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records.

B.Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) disclose the Confidential Information to any third party without the prior written consent of an authorized representative of Company. Consultant may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant agrees that Consultant’s obligations under this Section 2.B shall continue after the termination of this Agreement.

C.Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer of Consultant or other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

D.Third Party Confidential Information. Consultant recognizes that the Company has received and, in the future, will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

3.Ownership

A.Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed, or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights, or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title, and interest in and to the Inventions.

B.Pre-Existing Materials. Subject to Section 3.A, Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any pre-existing invention, discovery, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest (“Prior Inventions”), (i) Consultant will provide the Company with prior written notice and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, improvement, development, concept, discovery, work of authorship, or other proprietary information owned by any third party into any Invention without Company’s prior written permission.

C.Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure, and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D.Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.

E.Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign, and convey to the Company, its successors, assigns, and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 3.E shall continue after the termination of this Agreement.

F.Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental, or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright, and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

4. Conflicting Obligations; Subcontracting.

A.No Conflicting Obligations. Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.

B.Subcontracting. Consultant shall have no right to subcontract the performance of any Services.

5. Return of Company Materials. Upon the termination or expiration of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 3.D and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control.

6. Reports. Consultant agrees that Consultant will keep the Company advised as to Consultant’s progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that the reasonable time expended in preparing such written reports will be considered time devoted to the performance of the Services.

7. Term and Termination

A.Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of: (i) February 4, 2025; or (ii) termination as provided in Section 7.B.

B.Termination.

(1) Either Party may terminate this Agreement upon giving the other Party not fewer than thirty (30) days’ prior written notice of such termination pursuant to Section 13.G of this Agreement.

C. Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease except:

(1) The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Article 1 of this Agreement; and

(2) Article 2 (Confidentiality), Article 3 (Ownership), Article 5 (Return of Company Materials), Article 7 (Term and Termination), Article 8 (Independent Contractor; Benefits), Article 9 (Indemnification), Article 10 (Noninterference), Article 11 (Limitation of Liability), Article 12 (Arbitration and Equitable Relief), and Article 13 (Miscellaneous) will survive termination or expiration of this Agreement in accordance with their terms.

8. Independent Contractor; Benefits.

A.Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

B.Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401k participation. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

9. Indemnification. Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs, and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless, or intentionally wrongful act of Consultant or Consultant’s assistants, employees, contractors, or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, (iii) any breach by the Consultant or Consultant’s assistants, employees, contractors, or agents of any of the covenants contained in this Agreement and corresponding Confidential Information and Invention Assignment Agreement, (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules, and regulations, or (v) any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the Inventions or other deliverables of Consultant under this Agreement.

10. Non-solicitation. To the fullest extent permitted under applicable law, from the date of this Agreement until twelve (12) months after the termination of this Agreement for any reason (the “Restricted Period”), Consultant will not, without the Company’s prior written consent, directly or indirectly, solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for Consultant or for any other person or entity. Consultant agrees that nothing in this Article 10 shall affect Consultant’s continuing obligations under this Agreement during and after this twelve (12)-month period, including, without limitation, Consultant’s obligations under Article 2.

11. Limitation of Liability

IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

12. Arbitration and Equitable Relief

A.Arbitration. IN CONSIDERATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH COMPANY, CONSULTANT’ PROMISE TO ARBITRATE ALL DISPUTES RELATED TO CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY AND CONSULTANT’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID TO CONSULTANT BY COMPANY, AT PRESENT AND IN THE FUTURE, CONSULTANT AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTORS, SHAREHOLDER, OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE), WHETHER BROUGHT ON AN INDIVIDUAL, GROUP, OR CLASS BASIS, ARISING OUT OF, RELATING TO, OR RESULTING FROM CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURES SECTION 1280 THROUGH 1294.2, INCLUDING SECTION 1281.8 (THE “ACT”) AND PURSUANT TO CALIFORNIA LAW. THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE ACT. DISPUTES WHICH CONSULTANT AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE California Fair Employment and Housing Act, the FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE California Labor Code, claims of harassment, discrimination AND wrongful termination and any statutory OR COMMON LAW claims. Consultant further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Consultant.

B.Procedure. Consultant agrees that any arbitration will be administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”) pursuant to its EMPLOYMENT Arbitration Rules & Procedures (the “JAMS Rules”). Consultant agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Consultant agrees that the arbitrator shall issue a written decision on the merits. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. CONSULTANT AGREES that the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. Consultant agrees that the arbitrator shall administer and conduct any arbitration in ACCORDANCE with CALIFORNIA LAW, including the California Code of Civil Procedure, and that the arbitrator shall apply substantive and procedural California law to any dispute or claim, without reference to rules of conflict of law. To the extent that the JAMS Rules conflict with California law, California law shall take precedence. Consultant further agrees that any arbitration under this agreement shall be conducted in SANTA CLARA County, CALIFORNIA.

C.Remedy. Except as provided by the ACT AND THIS AGREEMENT, arbitration shall be the sole, exclusive, and final remedy for any dispute between Consultant and the Company. Accordingly, except as provided for by the ACT AND this agreement, neither Consultant nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration.

D.Availability of Injunctive Relief. In accordance with Rule 1281.8 of the California Code of Civil Procedure, the Parties agree that any party may also petition the court for injunctive relief where either party alleges or claims a violation of any agreement regarding INTELLECTUAL PROPERTY, confidential information OR NONINTERFERENCE. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys’ fees.

E.Administrative Relief. Consultant understands that this Agreement does not prohibit Consultant from pursuing an administrative claim with a local, state, or federal administrative body OR GOVERNMENT AGENCY such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the workers’ compensation board. This Agreement does, however, preclude Consultant from pursuing court action regarding any such claim, except as permitted by law.

F.Voluntary Nature of Agreement. Consultant acknowledges and agrees that CONSULTANT is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Consultant further acknowledges and agrees that CONSULTANT has carefully read this Agreement and that Consultant has asked any questions needed for Consultant to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Consultant is waiving CONSULTANT’S right to a jury trial. Finally, Consultant agrees that CONSULTANT has been provided an opportunity to seek the advice of an attorney of Consultant’s choice before signing this Agreement.

13. Miscellaneous

A.Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of California, without regard to the conflicts-of-law provisions of any jurisdiction. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California.

B.Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign, or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement, without consent, to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise.

C.Entire Agreement. This Agreement, together with its Exhibits, constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties with respect to such subject matter. Consultant represents and warrants that Consultant is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.

D.Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E.Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

F.Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G.Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 13.G.

(1)	If to the Company, to:
Shockwave Medical, Inc.
5403 Betsy Ross Dr.
Santa Clara, CA 95054
Attention: General Counsel
Email: legal@shockwavemedical.com
(2) If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.

H. Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.

I.Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement to be effective on and after the Effective Date.

DANIEL PUCKETT SHOCKWAVE MEDICAL, INC.

By: /s/ Dan Puckett By: /s/ Douglas Godshall

Name: Daniel Puckett Name: Douglas Godshall

Date: 01/29/24 | 08:01 CST Title: Chief Executive Officer
Date: 01/29/24 | 07:40 CST

Address for Notice:

[private address]

Email: [private email address]

EXHIBIT A

SERVICES AND COMPENSATION

1.Contact. Consultant’s principal Company contact: Doug Godshall (Email: dgodshall@shockwavemedical.com).

2.Services.

A.Description of Services. The Services will include, but will not be limited to, the following: (a) providing advice and support to the Company’s new Company Chief Financial Officer; (b) providing general advice regarding the Company’s financial structure and planning, historical financial issues, and audit planning and structure; (c) supporting business development diligence and planning as requested by the Company’s business development team; and (d) such other activities related or ancillary to the foregoing as requested by the Company from time to time.

B. Services As Needed. Consultant will provide these Services on an as-needed basis, to be mutually agreed upon by Consultant and Company.

3.Compensation.

A.Compensation. For Consultant’s performance of the Services, Consultant shall be paid a flat monthly fee (with each month being measured from the fifth day of a month through the fourth day of the following month) (1) in the amount of 20,000.00 per month during the period of February 5, 2024 through and including October 4, 2024; and (2) in the amount of 10,000.00 per month during the period from October 5, 2024 through and including February 4, 2025.

B. Invoicing; Payment. Consultant shall present an invoice to Company each month for Services performed and expenses (see Section 3.C). Payment shall be due in full within thirty (30) days from receipt of the invoice. All payments shall be made by direct deposit into Consultant’s banking account; provided that Consultant provides the necessary information and permissions for direct deposit. Any invoices not previously submitted under the terms of this Agreement can be “caught up” during the term according to the terms stated herein.

C. Expenses. The Company will reimburse Consultant, in accordance with Company policy, for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Agreement, if Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy. Company must approve in advance in writing any travel and associated out-of-pocket expenses to be incurred by Consultant in connection with the performance of the Services.
D. Pre-Approval. Services and expenses shall be subject to the approval of the contact person listed above or other designated agent of the Company.